Exhibit A

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned, Brenda Nolte, does hereby constitute and appoint Michael J. Chesser, Jeanie S. Latz or Mark G. English, his/her true and lawful attorney and agent, with full power and authority to execute in the name and on behalf of the undersigned individual a Report on Form 4 or Form 5 and all amendments thereto; hereby granting unto such attorney and agent full power of substitution and revocation in the premises; and hereby ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 5th day of August 2005.

/s/Brenda Nolte
Signature
Name Printed: Brenda Nolte

STATE OF MISSOURI       )
                        ) ss
COUNTY OF JACKSON       )

     On this 5th day of August 2005, before me the undersigned, a Notary Public, personally appeared Brenda Nolte, to be known to be the person described in and who executed the foregoing instrument, and who, being by me first duly sworn, acknowledged that she executed the same as her free act and deed.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed by official seal the day and year last above written.

/s/Jacquetta L. Hartman
  Notary Public

Ray County,
  Missouri

My Commission Expires:

April 8, 2008